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                                                                  EXHIBIT 10.56


Highly Confidential -                                          October 14, 1997
                                                        Subject to BRC Approval
                                                                         Page 1



Board of Directors
Vision Twenty-One, Inc.
7209 Bryan Diary Road
Largo, FL  34647

Attn:  Theodore N. Gillette

Dear Sirs:

         This will confirm the understanding and agreement (the "Agreement") between Prudential Securities Incorporated ("Prudential Securities") and Vision Twenty-One, Inc. (the "Company") as follows:

         1. The Company hereby engages Prudential Securities, and Prudential Securities hereby accepts such engagement, as the Company's exclusive financial advisor in connection with the Company's proposed acquisition of BBG-COA, Inc. d.b.a. Block Vision (the "Acquiree").

         2.       For purposes of this Agreement:

                  (a) The "Acquisition" shall mean any transaction or series or combination of transactions, other than in the ordinary course of trade or business, whereby, directly or indirectly, control of, or a material interest in, the Acquiree or any of its businesses, assets or properties is purchased, leased or otherwise acquired, including, without limitation, a sale or exchange of capital stock or assets, a lease of assets with or without a purchase option, a merger or consolidation, a tender or exchange offer, a leveraged buy-out, the formation of a joint venture or partnership, a minority investment or any other similar transaction. In the case of a tender or exchange offer or a multi-step transaction which contemplates the acquisition of more than 50% of the Acquiree's voting power, the acquisition shall be deemed to have been consummated upon the acquisition by the Company of 50% or more of the Acquiree's outstanding voting power or the ability to elect a majority of the Board of Directors or similar body or entity.

                  (b) "Consideration" shall mean the total value of all cash, securities, the repurchase or buy-out of any options or warrants, any agreements or other property and any other consideration, including, without limitation, any contingent, earned or other consideration, paid or payable, directly or indirectly, in connection with the Acquisition. The value of any such securities (whether debt, equity, options or warrants) other property or

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Highly Confidential -                                          October 14, 1997
                                                        Subject to BRC Approval
                                                                         Page 2


                           agreements shall be determined as follows: (1) the value of securities that are freely tradeable in an established public market shall be the last closing market price of such securities prior to the public announcement of the Acquisition; and (2) the value of securities which are not freely tradeable or which have no established public market, or if the consideration consists of property or agreements other than securities, the value of such securities or other property or agreements shall be the fair market value thereof as mutually agreed by the Company and Prudential Securities. Consideration shall be deemed to include any indebtedness, including, without limitation, pension liabilities, guarantees and other obligations, directly or indirectly, assumed in connection with, or which survives the closing of, the Acquisition.


         3. The term of Prudential Securities engagement hereunder shall extend from the date hereof until terminated. Either party may terminate Prudential Securities engagement hereunder at any time, with or without cause, by giving the other party at least 10 days' prior written notice, subject to the provisions of paragraphs 4 through 13, which shall survive any termination (hereinafter "Termination") of this Agreement.

         4. As compensation for the services rendered by Prudential Securities hereunder, the Company shall pay Prudential Securities as follows:

                 (a) Upon execution of this Agreement, the Company shall issue to Prudential Securities warrants to purchase 25,000 shares of common stock of the Company (the "Retainer Warrants"). The Retainer Warrants shall expire five years from the date of the Agreement and shall have an exercise price equal to the closing price of the Company's common stock on the date of this Agreement.

                 (b) If the Company announces or enters into an agreement with respect to the Acquisition either during the term of Prudential Securities engagement hereunder or at any time during a period of 24 months following the effective date of Termination of Prudential Securities engagement hereunder, and the Acquisition is thereafter consummated, then the Company shall pay to Prudential Securities a success fee of 2% of the Consideration paid in the Acquisition, provided that such success fee shall be at least $500,000.

                 (c) Compensation which is payable to Prudential Securities pursuant to subparagraph 4(b) shall be paid in cash by the Company to Prudential Securities upon the consummation of the Acquisition, provided that compensation paid or payable to Prudential Securities in respect of

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Highly Confidential -                                          October 14, 1997
                                                        Subject to BRC Approval
                                                                         Page 3


                           Consideration which is contingent upon the occurrence of some future event (e.g., the realization of earnings projections) or pursuant to the agreement relating to the Acquisition is to be paid following the closing of the Acquisition shall be paid by the Company to Prudential Securities at the earlier of (i) the payment of such Consideration or (ii) the time that the amount of such Consideration can be determined.

         5. The Company shall reimburse Prudential Securities for its out-of-pocket and incidental expenses incurred in connection with its engagement hereunder, promptly as requested, including the fees and expenses of its legal counsel and those of any advisor retained by Prudential Securities.

         6. Because Prudential Securities will be acting on behalf of the Company in connection with its engagement hereunder, the Company agrees to indemnify Prudential Securities as set forth in a separate letter agreement dated the date hereof between Prudential Securities and the Company.

         7. Prudential Securities shall have the right to place advertisements in financial and other newspapers and journals at its own expense describing its services to the Company hereunder.

         8. The Company acknowledges and agrees that Prudential Securities will be using and relying upon the accuracy and completeness of (i) information supplied by the Company, (ii) publicly available information concerning the Acquiree, as well as (iii) any information concerning the Acquiree supplied by the Acquiree, without any independent investigation or verification thereof or independent appraisal by Prudential Securities of the Acquiree or its business or assets.

         9. Any advice, either oral or written, provided to the Company by Prudential Securities hereunder shall not be publicly disclosed or made available to third parties without the prior written consent of Prudential Securities. In addition, Prudential Securities may not be otherwise publicly referred to without its prior consent.

         10. In the event that any bridge loan or interim financing is to be used in connection with the Acquisition, Prudential Securities and its affiliates shall have the right to provide all or a portion of such financing. In addition, if the Company determines to raise funds for the Acquisition by means of a public offering or a private placement, Prudential Securities shall have the right to act as lead underwriter or placement agent for such financing. Any decision by Prudential Securities or its affiliates to provide such financing or act in such capacity would be contained in a separate letter which would include, among other things, customary fees, indemnification, the terms of such financing, conditions precedent, including due

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Highly Confidential -                                          October 14, 1997
                                                        Subject to BRC Approval
                                                                         Page 4

                  diligence, current conditions and approval by the requisite committees, as well as customary representations and warranties.

         11. The Company represents and warrants to Prudential Securities that there are no brokers, representatives or other persons which have an interest in compensation due to Prudential Securities from any transaction contemplated herein.

         12. The benefits of this Agreement, together with the separate indemnity letter, shall inure to the respective successors and assigns of the parties hereto and of the indemnified parties hereunder and their successors, assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns.

         13.      (a)      This Agreement may not be amended or modified
                           except in writing and shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

                  (c) EACH OF PRUDENTIAL SECURITIES AND THE COMPANY (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS SHAREHOLDERS) WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THE ENGAGEMENT OF PRUDENTIAL SECURITIES PURSUANT TO, OR THE PERFORMANCE BY PRUDENTIAL SECURITIES OF THE SERVICES CONTEMPLATED BY THIS AGREEMENT.

         Prudential Securities is delighted to accept this engagement and looks forward to working with you on this assignment. Please confirm that the foregoing correctly sets forth our


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Highly Confidential -                                          October 14, 1997
                                                        Subject to BRC Approval
                                                                         Page 5


agreement by signing the enclosed duplicate of this letter in the space provided and returning it, whereupon this letter shall constitute a binding agreement as of the date first above written.

                                            PRUDENTIAL SECURITIES INCORPORATED



                                            By: /s/ Jon Burkland
                                               --------------------------------
                                                Director
AGREED:
VISION TWENTY-ONE, INC.



By: /s/ Theodore N. Gillette
   --------------------------------
   President/CEO